Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER 2015 OPERATING RESULTS

•	June quarter net income of $186 million

•	Consumer loan and lease originations of $9.9 billion

•	Annualized net credit losses of 1.6% on average consumer finance receivables

•	End of period earning assets of $48.0 billion

FORT WORTH, TEXAS July 23, 2015 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $186 million for the quarter ended June 30, 2015, compared to $175 million for the quarter ended June 30, 2014. Earnings for the six months ended June 30, 2015 were $336 million, compared to $320 million for the six months ended June 30, 2014.

Consumer loan originations were $4.3 billion for the quarter ended June 30, 2015, compared to $4.1 billion for the quarter ended March 31, 2015, and $3.6 billion for the quarter ended June 30, 2014. Consumer loan originations for the six months ended June 30, 2015 were $8.4 billion, compared to $7.0 billion for the six months ended June 30, 2014. The outstanding balance of consumer finance receivables was $27.3 billion at June 30, 2015.

Operating lease originations of General Motors Company (“GM”) vehicles were $5.6 billion for the quarter ended June 30, 2015, compared to $3.0 billion for the quarter ended March 31, 2015, and $1.5 billion for the quarter ended June 30, 2014. Operating lease originations for the six months ended June 30, 2015 were $8.6 billion, compared to $2.3 billion for the six months ended June 30, 2014. Leased vehicles, net was $12.9 billion at June 30, 2015.

The outstanding balance of commercial finance receivables was $7.8 billion at June 30, 2015 compared to $7.6 billion at March 31, 2015 and $7.1 billion at June 30, 2014.

Consumer finance receivables 31-to-60 days delinquent were 3.6% of the portfolio at June 30, 2015, compared to 3.5% at June 30, 2014. Accounts more than 60 days delinquent were 1.6% of the portfolio at June 30, 2015 and June 30, 2014.

Annualized net credit losses were 1.6% of average consumer finance receivables for the quarter ended June 30, 2015 and 1.4% for the quarter ended June 30, 2014. For the six months ended June 30, 2015, annualized consumer net credit losses were 1.7%, compared to 1.6% for the six months ended June 30, 2014.

The Company had total available liquidity of $12.9 billion at June 30, 2015, consisting of $2.1 billion of unrestricted cash, $9.2 billion of borrowing capacity on unpledged eligible assets, $0.6 billion of borrowing capacity on unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

On January 2, 2015, the Company completed the acquisition of Ally Financial Inc.’s 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (“SAIC-GMAC”). Also on January 2, 2015, the Company sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. As a result of these transactions, the Company owns a 35% equity interest in SAIC-GMAC. Income from our equity investment in SAIC-GMAC is included in our results beginning January 2, 2015.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Finance charge income	$848	$882	$1,702	$1,712
Leasing income	599	238	1,030	438
Other income	68	71	137	138

	1,515	1,191	2,869	2,288

Costs and expenses
Operating expenses	319	280	625	549
Leased vehicles expenses	467	179	794	335
Provision for loan losses	141	113	296	248
Interest expense	391	354	771	669

	1,318	926	2,486	1,801
Equity income	28	—	56	—

Income before income taxes	225	265	439	487
Income tax provision	39	90	103	167

Net income	$186	$175	$336	$320

Consolidated Balance Sheets

(Unaudited, in millions)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$2,070	$2,974
Finance receivables, net	34,385	33,000
Leased vehicles, net	12,904	7,060
Restricted cash	1,856	2,071
Goodwill	1,243	1,244
Equity in net assets of non-consolidated affiliates	978	—
Property and equipment, net of accumulated depreciation	202	172
Deferred income taxes	283	341
Related party receivables	588	384
Other assets	821	478

Total assets	$55,330	$47,724

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$26,617	$25,214
Unsecured debt	17,713	12,217
Accounts payable and accrued expenses	1,138	1,002
Deferred income	844	392
Deferred income taxes	70	20
Related party taxes payable	636	636
Related party payables	429	433
Other liabilities	380	418

Total liabilities	47,827	40,332

Shareholder’s equity	7,503	7,392

Total liabilities and shareholder’s equity	$55,330	$47,724

Operational and Financial Data

(Unaudited, in millions)

	Three Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$2,642	$1,646	$4,288	$1,553	$2,080	$3,633
GM lease originations	$5,587	$20	$5,607	$1,549	$—	$1,549
GM new vehicle loans and leases as a percent of total loan and lease originations	83.5%	84.2%	83.6%	66.3%	87.1%	74.6%

	Six Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$4,915	$3,451	$8,366	$2,917	$4,128	$7,045
GM lease originations	$8,594	$37	$8,631	$2,322	$—	$2,322
GM new vehicle loans and leases as a percent of total loan and lease originations	79.7%	84.9%	80.8%	60.8%	87.6%	72.6%

	Three Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$14,927	$11,666	$26,593	$11,847	$12,827	$24,674
Average commercial finance receivables	3,359	4,301	7,660	2,287	4,755	7,042

Average finance receivables	18,286	15,967	34,253	14,134	17,582	31,716
Average leased vehicles, net	10,826	50	10,876	4,169	1	4,170

Average earning assets	$29,112	$16,017	$45,129	$18,303	$17,583	$35,886

	Six Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$14,396	$11,822	$26,218	$11,691	$12,406	$24,097
Average commercial finance receivables	3,248	4,406	7,654	2,158	4,715	6,873

Average finance receivables	17,644	16,228	33,872	13,849	17,121	30,970
Average leased vehicles, net	9,387	43	9,430	3,867	2	3,869

Average earning assets	$27,031	$16,271	$43,302	$17,716	$17,123	$34,839

	June 30, 2015			June 30, 2014
	North America	International	Total	North America	International	Total
Consumer finance receivables	$15,490	$11,840	$27,330	$11,978	$13,152	$25,130
Commercial finance receivables	3,515	4,300	7,815	2,373	4,741	7,114
Leased vehicles	12,846	58	12,904	4,747	1	4,748

Ending earning assets	$31,851	$16,198	$48,049	$19,098	$17,894	$36,992

	June 30, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Consumer
Consumer finance receivables, net of fees(a)	$15,490	$11,840	$27,330	$13,361	$12,262	$25,623
Less: allowance for loan losses	(627)	(94)	(721)	(577)	(78)	(655)

Total consumer finance receivables, net	14,863	11,746	26,609	12,784	12,184	24,968

Commercial
Commercial finance receivables, net of fees	3,515	4,300	7,815	3,180	4,892	8,072
Less: allowance for loan losses	(22)	(17)	(39)	(21)	(19)	(40)

Total commercial finance receivables, net	3,493	4,283	7,776	3,159	4,873	8,032

Total finance receivables, net	$18,356	$16,029	$34,385	$15,943	$17,057	$33,000

(a)	Amounts reported for International include $1.1 billion and $1.0 billion of direct-financing leases at June 30, 2015 and December 31, 2014.

	June 30, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of consumer finance receivables, net of fees	4.0%	0.8%	2.6%	4.4%	0.6%	2.6%

Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.4%	0.5%	0.7%	0.4%	0.5%

	June 30, 2015			June 30, 2014
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	5.9%	1.1%	3.6%	6.3%	1.0%	3.5%
Greater than 60 days	2.1%	1.0%	1.6%	2.1%	1.0%	1.6%

Total	8.0%	2.1%	5.2%	8.4%	2.0%	5.1%

	Three Months Ended June 30,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$188	$32	$220	$157	$34	$191
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	4	—	4	15	2	17

Credit Losses	$192	$32	$224	$172	$36	$208
Less: recoveries	(106)	(11)	(117)	(105)	(16)	(121)

Net credit losses	$86	$21	$107	$67	$20	$87

Net annualized credit losses as a percent of average consumer finance receivables:	2.3%	0.7%	1.6%	2.3%	0.6%	1.4%
Recoveries as a percentage of gross repossession credit losses:	58.8%			61.5%

(a)	Credit losses for the International Segment represent the write-down of defaulted receivables to net realizable value.

	Six Months Ended June 30,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$388	$66	$454	$349	$66	$415
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	11	1	12	39	5	44

Credit Losses	$399	$67	$466	$388	$71	$459
Less: recoveries	(225)	(23)	(248)	(233)	(33)	(266)

Net credit losses	$174	$44	$218	155	$38	$193

Net annualized credit losses as a percent of average consumer finance receivables:	2.5%	0.8%	1.7%	2.7%	0.6%	1.6%
Recoveries as a percentage of gross repossession credit losses:	58.2%			60.1%

(a)	Credit losses for the International Segment represent the write-down of defaulted receivables to net realizable value.

	Three Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.5%	3.4%	2.8%	2.9%	3.4%	3.1%

	Six Months Ended June 30,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.6%	3.5%	2.9%	2.9%	3.5%	3.2%

(a)	Excluding leased vehicle expenses.

Investor Relations contact:

Stephen Jones

(817) 302-7119